                                                                      Exhibit 12


                                  GEORGIA GULF CORPORATION
                           STATEMENT RE COMPUTATION OF RATIOS
                                      (In thousands)


                                                                                    Three Months Ended
                                               Year Ended December 31,                    March 31,
                                  ------------------------------------------------  ------------------
Description                         1993      1994      1995      1996      1997      1997      1998
-----------------------------     --------  --------  --------  --------  --------  --------  --------
                                                                                        (Unaudited)

Cash interest expense plus
 capitalized interest........      $44,185   $38,607   $26,296  $25,219   $27,047    $6,772     $7,095

Amortization of debt issuance
 costs.......................          961       792       420      440       448       110        112

Interest portion of operating
 rental expense..............        4,495     3,930     3,914     4,168     6,079      972      3,033
                                  --------  --------  --------  --------  --------  --------  --------

 Fixed charges................       49,641    43,329   30,630    29,827    33,574     7,854    10,240
                                  --------  --------  --------  --------  --------  --------  --------

Earnings before income taxes.       65,788   192,778   303,076   115,507   130,768    19,405    27,135

Capitalized interest.........         (367)   (1,842)   (1,602)   (4,826)   (2,802)   (1,618)      (67)
                                  --------  --------  --------  --------  --------  --------  --------

Adjusted earnings............       65,421   190,936   301,474   110,681   127,966    17,787    27,068
                                  --------  --------  --------  --------  --------  --------  --------

 Earnings before fixed
  charges & income taxes.....      115,062   234,265   332,104   140,508   161,540    25,641    37,308
                                  --------  --------  --------  --------  --------  --------  --------

Ratio of earning to fixed
 charges.....................          2.3x      5.4x     10.8x      4.7x      4.8x      3.3x      3.6x
                                  --------  --------  --------  --------  --------  --------  --------
                                  --------  --------  --------  --------  --------  --------  --------
